CHANGE IN ACCOUNTANTS

Securities and Exchange Commission

We audited the financial statements of Lynx Gaming Corporation for the year ended February 28, 1999 and February 28, 1998. We have reviewed the Company's comments concerning this decision to change to a different firm for preparation of the September 30, 1999 financial statements. The decision to change accounts was made by the Company and was not due to any disagreement between us and the Company concerning accounting principles or practices, disclosure, or auditing scope or disclosure.



/s/ Silver Gold Glatt & Grossman, LLP



Silver Gold Glatt & Grossman LLP
Toronto, Ontario
February 10, 2000

                           SIGNATURES

Pursuant  to  the  requirements of Section 12 of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Playandwin, Inc.

                           By: /s/ Stewart Garner
                              Stewart Garner, President